Exhibit 99.1
News Release

Media Contact:
Jennifer Jawor
Vice President, Corporate Marketing
312.565.6825
jennifer.jawor@merge.com

MERGE REPORTS SECOND QUARTER FINANCIAL RESULTS
Company reports sequential revenue and adjusted EBITDA growth

Chicago, IL (July 30, 2014) – Merge Healthcare Incorporated (NASDAQ: MRGE), a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare, today announced its financial and business results for the second quarter of 2014.

“I am proud to announce that for the third quarter in a row, Merge realized consistent, forward momentum in our financial results. Revenue and adjusted EBITDA continued to grow. In addition, our cardiology business achieved its highest sales quarter ever,” said Justin Dearborn, CEO of Merge Healthcare. “From a solutions standpoint, we made good headway in the adoption of our subscription-based services for Merge eClinicalOS™ (eCOS), iConnect® Network and iConnect® Cloud Archive. We also successfully launched iConnect® Retinal Screening ─ the first end-to-end, cloud-based platform that enables automated, early screening detection of diabetic complications, one of the highest healthcare costs realized worldwide. This new advanced interoperability solution gives our large integrated delivery network (IDN) and international customers as well as accountable care organizations (ACOs) an attractive solution to assist them with their population health strategies. Overall, we are excited about this service, as it gives Merge yet another software-as-a-service model to capitalize on and build our recurring revenue stream. With all of these factors combined, I remain optimistic about the remainder of 2014.”

Financial Summary:

•	Adjusted EBITDA increased in the second quarter of 2014 to $11.2 million, representing 21% of pro forma revenue, compared to $8.5 million and 15% in the second quarter of 2013;
•	Adjusted net income grew to $4.4 million (or $0.05 per share) in the second quarter of 2014 compared to $0.9 million (or $0.01 per share) in the second quarter of 2013, which compares to a GAAP net loss in the second quarter of 2014 of $4.0 million (including a charge of $4.8 million associated with the refinancing of our debt), or a loss of $0.04 per share, and a GAAP net loss in the second quarter of 2013 of $28.1 million (including a charge of $23.8 million associated with the refinancing of our debt), or a loss of $0.30 per share;
•	Sales were $53.8 million ($54.1 million on a pro forma basis) in the second quarter of 2014 compared to $57.2 million ($57.6 million on a pro forma basis) in the second quarter of 2013;
•	Subscription backlog grew to $54.6 million, a 12% increase from the second quarter of 2013; and
•	Cash generated from business operations was $8.3 million in the second quarter of 2014 compared to $10.6 million in the prior year, which compares to net cash provided by (used in) operating activities on the statement of cash flows of $4.7 million and ($7.3) million, respectively.

Business Highlights:

•	Achieved an all-time record for quarterly Cardiology bookings, recording an increase of over 50% compared to the second quarter of 2013 and contracting seven net new customers;
•	Executed seven additional iConnect Network customer agreements for a total of 29 customers since launching the solution in 2013 and signed a second radiology information system (RIS) vendor as a reseller of iConnect Network;
•	Completed two, large net new vendor neutral archive (VNA) deals, including Comanche County Memorial Hospital. The hospital will use Merge’s iConnect® Enterprise Archive and iConnect® Access solutions to archive and share images to ensure the seamless flow of patient data, meet Meaningful Use Stage 2 requirements and improve disaster recovery and operational workflow across their continuum of care;
•	Realized significant growth with iConnect Cloud Archive (formerly Merge Honeycomb® Archive), signing 20 new customers in past 12 months;
•	Launched iConnect Retinal Screening, the first end-to-end, automated, software-as-a-service solution for early screening and detection of diabetic retinal disease. This advanced interoperability, cloud-based platform complements the existing population health strategy of integrated delivery systems and accountable care organizations and eliminates many of the most common barriers to successful screening programs, including IT costs and the ability to capture meaningful eye photographs by normal medical assistants; and
•	Went live with over 70 eCOS studies in Q2, increasing clinical sites by 25%, users by more than 27% and active subjects by 30% since the end of the first quarter. These results demonstrate continued growth in eCOS utilization.

Quarter Results:

Results compared to the same quarter in the prior year on a GAAP basis are as follows (in millions, except per share data):

	Q2 2014	Q2 2013
Net sales	$53.8	$57.2
Operating income	5.8	1.3
Net loss	(4.0)	(28.1)
Net loss per diluted share	$(0.04)	$(0.30)
Cash balance at period end	$23.9	$16.8

Pro forma results and other, non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):

	Q2 2014	Q2 2013
Pro forma results
Net sales	$54.1	$57.6
Adjusted net income	4.4	0.9
Adjusted EBITDA	11.2	8.5
Adjusted net income per diluted share	$0.05	$0.01
Adjusted EBITDA per diluted share	$0.12	$0.09

Non-GAAP and other measures
Subscription, maintenance & EDI revenue as % of net sales	64%	65%
Subscription and non-recurring backlog at period end	$77.8	$73.8
Cash from business operations*	$8.3	$10.6
Days sales outstanding	88	120

*See table at the back of this earnings release for reconciliation.

A reconciliation of GAAP net income (loss) to adjusted net income and adjusted EBITDA is included after the financial information below.  See “Explanation of Non-GAAP Financial Measures” for definitions of each of these non-GAAP measures and the reason the Company’s management believes that the adjustments made to arrive at the non-GAAP financial measures provide useful information to investors regarding the Company.

Pro Forma Operating Group Results:

Results (in millions) for our operating groups are as follows:

	Three Months Ended June 30, 2014
	Healthcare	DNA	Corporate/ Other	Total
Net sales:
Software and other	$13.7	$4.4		$18.1
Service	7.4	2.9		10.3
Maintenance	25.4	0.3		25.7
Total net sales	46.5	7.6		54.1
Gross Margin	25.7	4.7		30.4
Gross Margin %	55.3%	61.8%		56.2%
Expenses	19.3	3.1		22.4
Segment income (loss)	$6.4	$1.6		$8.0
Operating Margin %	14%	21%		15%
Net corporate/other expenses (1)			$11.0	11.0
Income before income taxes				(3.0)
Adj. EBITDA reconciling adjustments	3.9	0.9	9.4	14.2
Adjusted EBITDA	$10.3	$2.5	$(1.6)	$11.2
Adjusted EBITDA %	22.2%	32.9%		20.7%

(1)	Net corporate/other expenses include public company costs, corporate administration costs, acquisition-related expenses and net interest expense.

	Net Sales in the Three Months Ended June 30, 2014					Backlog as of June 30, 2014
	Healthcare		DNA			Healthcare		DNA
Revenue Source	$	%	$	%	Total	$	%	$	%	Total
Maintenance & EDI (1)	$25.4	54.6%	$0.3	3.9%	47.5%
Subscription	1.6	3.4%	7.3	96.1%	16.5%	$13.1	36.1%	$41.5	100.0%	70.2%
Non-recurring	19.5	42.0%	-	0.0%	36.0%	23.2	63.9%	-	0.0%	29.8%
Total	$46.5	100.0%	$7.6	100.0%	100.0%	$36.3	100.0%	$41.5	100.0%	100.0%
	86.0%		14.0%			46.7%		53.3%

(1)	Due to the variability in timing and length of maintenance renewals, we do not believe backlog for this revenue component is a meaningful disclosure.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles or GAAP. This press release includes certain non-GAAP financial measures to supplement this GAAP information. Non-GAAP measures are not an alternative to GAAP and may be different from and directly comparable with non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide investors useful information regarding the underlying performance of the post-acquisition business operations when compared to the pre-acquisition results of Merge and any significant acquired company.  Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend for the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented herein is as follows:

•	Pro forma revenue consists of GAAP revenue as reported, adjusted to add back the acquisition related sales adjustments (for all significant acquisitions) recorded for GAAP purposes.
•	Subscription revenue and the related backlog are comprised of software, hardware and professional services (including installation, training, etc.) contracted with and payable by the customer over a number of years. Generally, these contracts will include a minimum volume / dollar commitment. As such, the revenue from these transactions is recognized ratably over an extended period of time. These types of arrangements will include monthly payments (including leases), long-term clinical trials, renewable annual software agreements (with very high renew rate), to specify a few contract methods. Backlog is subject to change based on a number of factors, including but not limited to, revenue recognized in the period compared to bookings, customer cancellations and a change in contracting model whereby customers sign pay-for-use contracts with no minimums as opposed to guaranteed minimums over the life of the contract, to name a few reasons.
•	Non-recurring revenue and related backlog represents revenue that we anticipate recognizing in future periods from signed customer contracts as of the end of the period presented. Non-recurring revenue is comprised of perpetual software license sales and includes licenses, hardware and professional services (including installation, training and consultative engineering services). Backlog is subject to change based on a number of factors, including but not limited to, revenue recognized in the period compared to bookings and customer cancellations, to name a few reasons.

•	Adjusted net income consists of GAAP net income available to common stockholders, adjusted to exclude (a) acquisition-related costs, (b) debt extinguishment costs, (c) restructuring and other costs, (d) share-based compensation expense, (e) acquisition-related amortization (f) acquisition-related sales adjustments, and (g) acquisition-related cost of sales adjustments.
•	Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense and (c) income tax expense (benefit).
•	Cash from business operations reconciles the cash generated from such operations to the change in GAAP cash balance for the period by reflecting payments of liabilities associated with debt issuance and retirement activities, acquisitions, payments of acquisition related fees, interest payments and other payments and receipts of cash not generated by the business operations. Cash generated from business operations and used to pay restructuring initiatives, acquisition related costs and interest approximates net cash provided by operating activities in the condensed consolidated statement of cash flows.

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of certain expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-acquisition results to post-acquisition results.  In addition, certain adjustments are described in more detail below:

•	Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP adjusted net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.
•	Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.
•	Acquisition-related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-acquisition to post-acquisition results.

Notice of Conference Call

Merge will host a conference call at 8:30 AM ET on Wednesday, July 30, 2014. The call will address second quarter financial and business results for 2014.

To preregister for this teleconference, go to http://emsp.intellor.com?p=416119&do=register&t=8. Upon registration, a confirmation page will display dial-in numbers and a unique PIN, and the participant will also receive an email confirmation with this information.

A replay via the Internet or phone will be available after the call at http://www.merge.com/Company/Investors/Conference-Call-Info.aspx.

About Merge

Merge is a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare. Merge’s enterprise and cloud-based technologies for image intensive specialties provide access to any image, anywhere, any time. Merge also provides clinical trials software with end-to-end study support in a single platform and other intelligent health data and analytics solutions. With solutions that have been used by providers for more than 25 years, Merge is helping to reduce costs, improve efficiencies and enhance the quality of healthcare worldwide. For more information, visit merge.com and follow us @MergeHealthcare.

Cautionary Notice Regarding Forward-Looking Statements

The matters discussed in this press release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. The potential risks and uncertainties include those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC and are available on our investor relations website at merge.com and on the SEC website at www.sec.gov. Except as expressly required by the federal securities laws, Merge undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2014	2013
Current assets:
Cash (including restricted cash)	$23,872	$19,729
Accounts receivable, net	52,318	61,895
Inventory	5,185	5,851
Prepaid expenses	4,199	4,803
Deferred income taxes	1,925	1,915
Other current assets	12,641	12,506
Total current assets	100,140	106,699

Property and equipment, net	5,141	4,739
Purchased and developed software, net	14,555	15,906
Other intangible assets, net	22,182	26,200
Goodwill	214,374	214,374
Deferred income taxes	6,433	6,979
Other assets	3,615	7,184
Total assets	$366,440	$382,081

Current liabilities:
Accounts payable	$18,154	$22,072
Current maturities of long-term debt	11,750	2,490
Accrued wages	6,254	5,559
Restructuring accrual	721	1,301
Other current liabilities	6,673	8,205
Deferred revenue	51,076	55,183
Total current liabilities	94,628	94,810

Long-term debt, less current maturities, net of unamortized discount	219,205	233,942
Deferred income taxes	4,244	4,065
Deferred revenue	337	378
Income taxes payable	1,087	1,399
Other liabilities	2,017	2,227
Total liabilities	321,518	336,821
Total Merge shareholders' equity	44,451	44,813
Noncontrolling interest	471	447
Total shareholders' equity	44,922	45,260
Total liabilities and shareholders' equity	$366,440	$382,081

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales
Software and other	$18,021	$17,879	$33,104	$41,450
Professional services	10,171	11,552	20,660	23,675
Maintenance and EDI	25,622	27,762	50,953	55,702
Total net sales	53,814	57,193	104,717	120,827
Cost of sales
Software and other	9,085	9,638	15,186	21,405
Professional services	6,017	6,394	12,364	12,919
Maintenance and EDI	6,831	7,370	13,794	15,459
Depreciation and amortization	1,677	1,810	3,272	3,620
Total cost of sales	23,610	25,212	44,616	53,403
Gross margin	30,204	31,981	60,101	67,424
Operating costs and expenses:
Sales and marketing	8,140	10,088	16,147	20,454
Product research and development	7,335	8,447	14,915	16,972
General and administrative	6,404	8,829	13,764	15,948
Acquisition-related expenses	-	158	26	427
Restructuring and other expenses	-	573	-	1,802
Depreciation and amortization	2,563	2,594	5,045	5,247
Total operating costs and expenses	24,442	30,689	49,897	60,850
Operating income	5,762	1,292	10,204	6,574
Loss on debt extinguishment	(4,821)	(23,822)	(4,821)	(23,822)
Other expense, net	(4,217)	(4,878)	(8,353)	(13,638)
Loss before income taxes	(3,276)	(27,408)	(2,970)	(30,886)
Income tax expense	675	712	656	3,727
Net loss	(3,951)	(28,120)	(3,626)	(34,613)
Less: noncontrolling interest's share	22	(13)	24	(31)
Net loss available to common shareholders	$(3,973)	$(28,107)	$(3,650)	$(34,582)

Net loss per share - basic	$(0.04)	$(0.30)	$(0.04)	$(0.37)
Weighted average number of common sares outstanding - basic	95,190,879	93,489,178	94,926,005	93,396,622

Net loss per share - diluted	$(0.04)	$(0.30)	$(0.04)	$(0.37)
Weighted average number of common shares outstanding - diluted	95,190,879	93,489,178	94,926,005	93,396,622

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

		Six Months Ended
		June 30,
		2014	2013
Cash flows from operating activities:
Net loss		$(3,626)	$(34,613)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and impairment		8,317	8,867
Share-based compensation		2,606	3,301
Amortization of debt issuance costs & discount		711	1,049
Loss on extinguishment of debt		4,821	23,822
Unrealized loss on equity security		-	366
Provision for doubtful accounts receivable and allowances, net of recoveries		834	723
Deferred income taxes		460	3,243
Gain on lawsuit settlement		-	(2,500)
Net change in assets and liabilities		429	(2,875)
Net cash provided by operating activities		14,552	1,383
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements		(1,772)	(845)
Purchased technology and capitalized software development		(1,271)	-
Change in restricted cash		183	-
Net cash used in investing activities		(2,860)	(845)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan		751	793
Proceeds from debt issuance		231,251	252,450
Retirement of debt		(230,133)	(252,000)
Penalty for early extinguishment of debt		-	(16,863)
Debt issuance costs paid		(237)	(3,854)
Principal payments on term loan and notes payable		(8,592)	(7)
Principal payments on capital leases		(337)	(148)
Net cash used in provided by financing activities		(7,297)	(19,629)
Effect of exchange rate changes on cash		(69)	30
Net increase (decrease) in cash and cash equivalents		4,326	(19,061)
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	19,337	35,062
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$23,663	$16,001

(1)	Restricted cash of $392 and $813 as of December 31, 2013 and 2012, respectively.
(2)	Restricted cash of $209 and $813 as of June 30, 2014 and 2013, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS AVAILABLE TO COMMON SHAREHOLDERS  TO ADJUSTED EBITDA
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net loss available to common shareholders of Merge	$(3,973)	$(28,107)	$(3,650)	$(34,582)
Acquisition-related costs	-	158	26	427
Debt extinguishment costs	4,821	23,822	4,821	23,822
Restructuring and other	-	573	-	1,802
Share-based compensation expense	1,076	1,658	2,606	3,301
Amortization of significant acquisition intangibles	2,247	2,506	4,494	5,013
Acquisition-related sales adjustments	273	357	435	743
Acquisition-related cost of sales adjustments	(75)	(39)	(100)	(116)
Adjusted net income	$4,369	$928	$8,632	$410
Depreciation and amortization	1,993	1,898	3,823	3,854
Net interest expense	4,197	4,912	8,345	12,961
Income tax expense	675	712	656	3,727
Adjusted EBITDA	$11,234	$8,450	$21,456	$20,952

Adjusted net income per share - diluted	$0.05	$0.01	$0.09	$0.00
Adjusted EBITDA per share - diluted	$0.12	$0.09	$0.22	$0.22
Fully diluted shares (if net income)	96,454,513	95,442,178	96,214,289	95,164,253

	Pro Forma Three Months Ended June 30,		Pro Forma Six Months Ended June 30,
	2014	2013	2014	2013
Net loss available to common shareholders of Merge	$(3,775)	$(27,789)	$(3,315)	$(33,955)
Acquisition-related costs	-	158	26	427
Debt extinguishment costs	4,821	23,822	4,821	23,822
Restructuring and other	-	573	-	1,802
Share-based compensation expense	1,076	1,658	2,606	3,301
Amortization of significant acquisition intangibles	2,247	2,506	4,494	5,013
Adjusted net income	$4,369	$928	$8,632	$410
Depreciation and amortization	1,993	1,898	3,823	3,854
Net interest expense	4,197	4,912	8,345	12,961
Income tax expense	675	712	656	3,727
Adjusted EBITDA	$11,234	$8,450	$21,456	$20,952

Adjusted net income per share - diluted	$0.05	$0.01	$0.09	$0.00
Adjusted EBITDA per share - diluted	$0.12	$0.09	$0.22	$0.22
Fully diluted shares (if net income)	96,454,513	95,442,178	96,214,289	95,164,253

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CASH FROM BUSINESS OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(amounts in millions)		(amounts in millions)
Cash received from (paid for):
Issuance of debt, net of OID of $3.7 and $2.5, respectively	$231.3	$252.5	$231.3	$252.5
Debt issuance costs	(0.2)	(3.9)	(0.2)	(3.9)
Retirement of debt, including prepayment penalty of $16.9 in 2013	(230.1)	(268.9)	(230.1)	(268.9)
Debt principal reduction	-	-	(8.6)	-
Interest paid, net	(4.0)	(17.0)	(7.6)	(17.0)
Restructuring initiatives	-	(0.8)	(0.2)	(1.0)
Acquisition related costs	-	-	-	(0.2)
Proceeds from stock option exercises	0.8	0.3	0.8	0.6
Property and equipment purchases	(1.5)	(0.5)	(1.8)	(0.9)
Purchased technology and capitalized software development	(0.5)	-	(1.3)	-
Business operations	8.3	10.6	21.8	19.7
Increase (decrease) in cash	$4.1	$(27.7)	$4.1	$(19.1)